Exhibit 99.1

AudioEye Reports Record Second Quarter 2024 Results

Thirty-Fourth Consecutive Period of Record Revenue

TUCSON, Ariz. — July 25, 2024 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), the industry-leading digital accessibility company, reported financial results for the second quarter ended June 30, 2024.

“For the second quarter, sequential revenues grew at an annualized growth rate of 19%, and adjusted EBITDA margin was 17%. Business momentum is strong, and we are increasing revenue, adjusted EBITDA, and adjusted EPS guidance for the full year. Our operating leverage is clear, and we expect margins to improve further,” said AudioEye CEO David Moradi. “We were close to the ‘Rule of 40’ in the second quarter and expect to achieve the ‘Rule of 40’ in the third quarter.”

Second Quarter 2024 Financial Results

●	Total revenue increased 8% to a record $8.5M from $7.8M in the same prior year period.
●	Gross profit increased to $6.7M (79% of total revenue) from $6.0M (77% of total revenue) in the same prior year period. The increase was due to revenue growth compared to the same prior year period.
●	Total operating expenses decreased 11% to $7.2M from $8.1M in the same prior year period. The decrease in operating expenses was due primarily to increased efficiency in sales and marketing and the completion of significant initiatives in R&D, partially offset by higher non-recurring G&A expenses.
●	Net loss available to common stockholders improved 63% to $0.7M, or $(0.06) per share, from a net loss of $2.0M, or $(0.17) per share, in the same prior year period. The improvement in net loss was primarily due to revenue increases and efficiencies in sales and marketing and R&D.
●	Adjusted EBITDA in the second quarter of 2024 was $1.5M, or adjusted EPS of $0.12, compared to a negative adjusted EBITDA of $(0.2M), or adjusted EPS of $(0.02), in the same prior year period. For the second quarter of 2024, adjusted EBITDA and adjusted EPS reflect adjustments primarily for stock-based compensation expense, depreciation and amortization, interest expense, and litigation expense.
●	Annual Recurring Revenue (“ARR”) as of June 30, 2024, increased $1.3M sequentially to $33.3M from $32.0M as of March 31, 2024.
●	As of June 30, 2024, the Company had $5.1M in cash, compared to $7.0M as of March 31, 2024. The decrease in cash for the quarter was primarily driven by the final earn-out payment related to the acquisition of BOIA. Adjusted free cash flow (defined as Adjusted EBITDA less software capitalization) was approximately $1.0M in the second quarter of 2024.

Other Updates

•	In April 2024, the Department of Justice issued an approved rule for updated regulations under Title II of the ADA. These regulations mandate that state and local government entities ensure their websites and mobile apps are accessible to people with disabilities, following WCAG 2.1, Level AA technical standards beginning April 24, 2026, or April 26, 2027, depending upon the entity size.
•	In May 2024, the Department of Health and Human Services (HHS) Office for Civil Rights (OCR) issued a final rule bolstering protection for individuals with disabilities under Section 504 of the Rehabilitation Act. The rule ensures that web content and mobile applications provided by organizations that receive funding from HHS, including hospitals and most doctor's offices, social service providers, nursing homes, etc. are compliant with WCAG 2.1, Level AA technical standards. Beginning May 11, 2026, organizations with 15 or more employees must ensure web content and mobile application compliance. Organizations with less than 15 employees will have until May 10, 2027.
•	The Company announced an expanded partnership with Finalsite, the leading K-12 school community relationship management platform serving 7,000 clients in 115 countries worldwide, to significantly enhance digital accessibility for K-12 schools.
•	In July 2024, AudioEye announced the launch of AudioEyeQ, a best-in-class accessibility learning platform offering free, on-demand accessibility education courses for anyone looking to expand their accessibility knowledge.
•	Customer count increased 16% to approximately 121,000 customers as of June 30, 2024, compared to about 104,000 as of June 30, 2023. Both the Enterprise and the Partner and Marketplace channels contributed to the increase in customer count.

Financial Outlook

In the third quarter of 2024, the Company expects to generate revenue between $8.85M and $8.95M. It also expects adjusted EBITDA between $1.85M and $1.95M and adjusted EPS between $0.15 and $0.16 per share.

Based on strong results achieved year-to-date and a revised growth projection for the remainder of 2024, AudioEye management is updating its full-year financial outlook. The Company is increasing its full-year 2024 revenue guidance to between $34.5M and $34.8M and has revised its expected full-year 2024 adjusted EBITDA to between $6.0M and $6.3M, with expected adjusted EPS of between $0.48 and $0.51 per share.

Conference Call Information

AudioEye management will hold a conference call today, July 25, 2024 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results, followed by a question-and-answer period.

Date: Thursday, July 25, 2024

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in number: 877-407-8289

International number: 201-689-8341

Webcast: Q224 Webcast Link

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will also be webcast live and available for replay via the investor relations section of the Company’s website. The audio recording will remain available via the investor relations section of the Company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern Time on the same day through August 8, 2024 via the following numbers:

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay passcode: 13747156

About AudioEye

AudioEye exists to ensure the digital future we build is inclusive. By combining the latest AI automation technology with guidance from certified experts and direct input from the disability community, AudioEye helps ensure businesses of all sizes — including over 121,000 customers like Samsung, Calvin Klein, and Samsonite — are accessible and usable. Holding 23 US patents, AudioEye helps companies solve every aspect of digital accessibility with flexible approaches that best meet their needs. The comprehensive solution includes 24/7 accessibility monitoring, automated accessibility fixes, expert testing, developer tools, and industry-leading legal protection.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company, anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and ARR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform, sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annualized recurring fee at the date of determination under each active contract, plus (ii) for our Partner and Marketplace channel, the annual or monthly recurring fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12 if applicable. Recurring fees are defined as revenues expected to be generated from services typically offered as a subscription service such as our automation and platform, periodic auditing, human-assisted technological remediations, legal support and professional service offerings and other services that reoccur on a multi-year contract. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are terminable prior to the expected term, which may impact future ARR. ARR excludes non-recurring fees, which are defined as revenue expected to be generated from services typically not offered as a subscription service such as our PDF remediation services business, one-time mobile application reports, and other miscellaneous services that are offered as non-subscription services or are expected to be one-time in nature.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including significant transaction and litigation-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the consolidated financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings (Loss) per Diluted Share

We define: (i) Adjusted EBITDA as net income (loss), plus (less) interest expense (income), plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, and plus loss on disposal or impairment of long-lived assets; (ii) Adjusted EBITDA margin as Adjusted EBITDA as a percentage of GAAP revenue; and (iii) Adjusted earnings (loss) per diluted share as net income (loss) per diluted common share, plus (less) interest expense (income), plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, and plus loss on disposal or impairment of long-lived assets, each on a per share basis. Adjusted earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is an Adjusted loss per diluted share, as is the case for some of the periods presented in this press release.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Adjusted EBITDA to net loss and the Adjusted earnings (loss) per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Adjusted EBITDA is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow.

To properly and prudently evaluate our business, we encourage readers to review the consolidated GAAP financial statements included in this press release, and not rely on any single financial measure to evaluate our business. The following table sets forth reconciliations of Adjusted EBITDA to net loss, the most directly comparable GAAP-based measure, as well as Adjusted earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure. We strongly urge readers to review these reconciliations, along with the financial statements included in this press release.

Investor Contact:

Tom Colton

Gateway Group, Inc.

AEYE@gateway-grp.com

949-574-3860

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$8,470	$7,836	$16,553	$15,608

Cost of revenue	1,764	1,787	3,525	3,489

Gross profit	6,706	6,049	13,028	12,119

Operating expenses:
Selling and marketing	2,971	3,253	5,974	6,496
Research and development	1,221	2,033	2,543	3,779
General and administrative	3,011	2,791	5,639	5,926
Total operating expenses	7,203	8,077	14,156	16,201

Operating loss	(497)	(2,028)	(1,128)	(4,082)

Interest income (expense), net	(238)	55	(436)	98

Net loss	$(735)	$(1,973)	$(1,564)	$(3,984)

Net loss per common share-basic and diluted	$(0.06)	$(0.17)	$(0.13)	$(0.34)

Weighted average common shares outstanding-basic and diluted	11,703	11,738	11,706	11,688

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(in thousands, except per share data)	2024	2023
ASSETS
Current assets:
Cash	$5,086	$9,236
Accounts receivable, net	5,420	4,828
Prepaid expenses and other current assets	1,050	712
Total current assets	11,556	14,776

Property and equipment, net	222	218
Right of use assets	474	611
Intangible assets, net	5,628	5,783
Goodwill	4,001	4,001
Other	123	106
Total assets	$22,004	$25,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,688	$2,339
Operating lease liabilities	211	312
Finance lease liabilities	—	7
Deferred revenue	7,050	6,472
Contingent consideration	—	2,399
Total current liabilities	9,949	11,529

Long term liabilities:
Term loan, net	6,773	6,727
Operating lease liabilities	319	417
Deferred revenue	1	10
Other	105	105
Total liabilities	17,147	18,788

Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 11,808 and 11,711 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	97,912	96,182
Accumulated deficit	(93,056)	(89,476)
Total stockholders’ equity	4,857	6,707

Total liabilities and stockholders’ equity	$22,004	$25,495

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Adjusted EBITDA Reconciliation
Net loss (GAAP)	$(735)	$(1,973)	$(1,564)	$(3,984)
Non-cash valuation adjustment to contingent consideration	—	159	(12)	214
Interest (income) expense, net	238	(55)	436	(98)
Stock-based compensation expense	975	1,031	1,858	2,149
Litigation expense (1)	394	39	499	194
Depreciation and amortization	596	577	1,168	1,103
Loss on disposal or impairment of long-lived assets	4	—	4	147
Adjusted EBITDA	$1,472	$(222)	$2,389	$(275)
Adjusted EBITDA margin (2)	17%	(3)%	14%	(2)%

Adjusted Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.06)	$(0.17)	$(0.13)	$(0.34)
Non-cash valuation adjustment to contingent consideration	—	0.01	—	0.02
Interest (income) expense, net	0.02	—	0.04	(0.01)
Stock-based compensation expense	0.08	0.09	0.15	0.18
Litigation expense (1)	0.03	—	0.04	0.02
Depreciation and amortization	0.05	0.05	0.10	0.09
Loss on disposal or impairment of long-lived assets	—	—	—	0.01
Adjusted earnings (loss) per diluted share (3)	$0.12	$(0.02)	$0.20	$(0.02)
Diluted weighted average shares (GAAP)	11,703	11,738	11,706	11,688
Includable incremental shares (Non-GAAP) (3)	568	—	472	—
Adjusted diluted shares (Non-GAAP) (4)	12,271	11,738	12,178	11,688

(1)	Represents legal expenses related primarily to non-recurring litigation.

(2)	Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of GAAP revenue.

(3)	Adjusted earnings per adjusted diluted share for our common stock is computed using the treasury stock method.

(4)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP net loss and a negative Adjusted EBITDA.